EXHIBIT 99.1

News Release

Date	Jan. 31, 2005
For Release	Upon Receipt
Contact	Media:	Financial Community:
	Joe Balaban	Quynh McGuire
	412-232-6848	412-393-1259

DUQUESNE LIGHT HOLDINGS REPORTS 2004 YEAR-END RESULTS

PITTSBURGH – Duquesne Light Holdings (NYSE: DQE) today reported 2004 earnings from continuing operations were $87.2 million, or $1.14 per share. Results for 2004 were reduced by an after-tax charge of $4.8 million, or $0.06 per share, for the termination of a potential acquisition of a generation plant. By comparison, 2003 earnings from continuing operations were $92.8 million, or $1.24 per share, which included an after-tax gain of $7 million, or $0.09 per share, related to the sale of DQE Financial’s investment in a natural gas operating partnership.

Earnings in 2004, reported by subsidiary, were as follows:

•	Duquesne Light reported earnings of $61.2 million in 2004, compared to $66.4 million for 2003. The decrease was primarily due to the $4.8 million charge discussed earlier.

•	DQE Financial reported earnings of $26.4 million in 2004, compared to $33.2 million for 2003. Earnings in 2004 were impacted by a $9.7 million decrease in lease income resulting from a settlement with the IRS in December 2003. This decrease was partially offset by $8.2 million of higher earnings from its landfill gas business. In addition, 2003 results included the $7 million gain discussed earlier.

•	Duquesne Energy Solutions reported earnings of $22.7 million in 2004, compared to $20.3 million for 2003.

•	DQE Communications reported earnings of $1.7 million in 2004, compared to $0.8 million for 2003.

Discontinued Operations

The results of discontinued operations included AquaSource, a water-and-wastewater management subsidiary, which completed the sale of its assets in July 2003. For the year ended Dec. 31, 2004, the loss from discontinued operations was $0.2 million, or zero per share, compared to earnings of $82.7 million, or $1.10 per share, for the prior year. Results for 2003 included a $66.6 million tax benefit related to the capital loss associated with the sale of AquaSource, and an after-tax gain of $11.5 million relating to the increase in the fair value of its investor-owned utilities.

Total Earnings

Total earnings available for common stock through Dec. 31, 2004, were $87.0 million, or $1.14 per share, compared to $175.5 million, or $2.34 per share, in 2003.

Fourth-Quarter Results

Earnings from continuing operations were $19.1 million, or $0.25 per share, for the fourth quarter of 2004, compared to earnings of $14.2 million, or $0.19 per share, in the fourth quarter of 2003. Fourth-quarter earnings, reported by subsidiary, were as follows:

•	Duquesne Light reported earnings of $12.7 million in 2004, compared to $11.8 million in 2003.

•	DQE Financial reported earnings of $6.7 million in 2004, compared to $4.1 million in 2003.

•	Duquesne Energy Solutions reported earnings of $6.5 million in 2004, compared to $4.7 million in 2003.

•	DQE Communications reported earnings of $0.4 million in 2004, compared to $0.3 million in 2003.

Results of discontinued operations in the fourth quarter of 2004 were a loss of $0.9 million, compared to earnings of $67.2 million reported in the fourth quarter of 2003. Results in 2003 included the $66.6 million tax benefit related to the AquaSource sale, described earlier.

Earnings available for common stock in the fourth quarter of 2004 were $18.2 million, or $0.24 per share, compared to earnings of $81.4 million, or $1.08 per share, in the fourth quarter of 2003.

Earnings Outlook

The company reaffirms its 2005 earnings guidance of $90 million to $95 million, or $1.16 to $1.22 per share, from continuing operations.

Internet Broadcast

A live Internet broadcast of management’s presentation to members of the financial community is scheduled for 2 p.m., EST, Tuesday, Feb. 1. The broadcast can be accessed through the company’s website (www.duquesnelightholdings.com). Once on the homepage, just click the link to “For Investors,” then click “Internet Broadcast of Management Presentation.” A replay of the presentation will be made available on the company’s website through Feb. 15. Please refer to the company’s 10-K, which will be filed March 16, for additional details regarding fourth-quarter and year-end 2004 results.

About the Company

Duquesne Light Holdings is comprised of an electric-utility company and several affiliate companies that complement the core business. Duquesne Light Company, its principal subsidiary, is a leader in the transmission and distribution of electric energy, offering superior customer service and reliability to more than half a million customers in southwestern Pennsylvania.

The foregoing contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below. Projected earnings, earnings growth, cash flow, capitalization, capital expenditures and dividends will depend on the performance of Holdings’ subsidiaries, and board policy. Demand for and pricing of electricity and landfill gas, changing market conditions and weather conditions could affect earnings levels. Duquesne Light’s earnings (including any POLR margin) will also be affected by the number of customers who choose to receive electric generation through POLR III, by Duquesne Light’s ability to negotiate appropriate terms with suitable generation suppliers, by the performance of those suppliers, and by the changes in market value of energy commodity products under contract. Projected POLR supply requirements will depend on POLR customer retention, which in turn may depend on market generation prices, as well as the marketing efforts of competing generation suppliers. The amount and timing of any debt reduction or refinancing will depend on the availability of cash flows and appropriate replacement or refinancing vehicles. The amount and timing of any securities issuance (debt or equity) will depend on financial market performance. The credit ratings received from the rating agencies could affect the cost of borrowing, access to capital markets and liquidity. Customer energy demand, fuel costs and plant operations could affect Duquesne Energy Solutions’ earnings. Competition and operating costs could affect earnings and expansion plans in the landfill gas business. The outcome of the shareholder litigation initiated against Holdings may affect performance. Earnings with respect to synthetic fuel operations, landfill gas and affordable housing investments will depend, in part, on the continued viability of, and compliance with the requirements for, applicable federal tax credits. Demand for dark fiber will affect DQE Communications’ earnings. The final resolution of proposed adjustments regarding state income tax liabilities (which could depend on negotiations with the appropriate authorities) could affect financial position, earnings, and cash flows. Overall performance by Holdings and its affiliates could be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services and prices, as well as the factors discussed in Duquesne Light Holdings’ SEC filings made to date.

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STATEMENT OF INCOME

(All amounts in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Unaudited)	2004	2003	2004	2003
Operating Revenues:
Retail sales of electricity	$180.4	$188.9	$761.8	$780.8
Other	38.1	31.8	135.5	122.0

Total Operating Revenues	218.5	220.7	897.3	902.8

Operating Expenses:
Purchased power	89.8	94.9	382.0	393.7
Other operating and maintenance	59.7	67.0	224.4	221.8
Acquisition termination cost	—	—	8.3	—
Depreciation and amortization	21.3	20.6	83.4	87.3
Taxes other than income taxes	8.8	8.9	48.5	49.1

Total Operating Expenses	179.6	191.4	746.6	751.9

Operating Income	38.9	29.3	150.7	150.9

Other Income:
Investment and other income	3.5	3.2	12.7	35.4
Investment impairment	—	—	—	(1.0)

Total Other Income	3.5	3.2	12.7	34.4

Interest and Other Charges	17.3	18.0	63.0	74.4

Income From Continuing Operations Before Income Taxes and Limited Partners’ Interest	25.1	14.5	100.4	110.9

Income Tax Expense	8.4	0.3	20.6	17.7

Benefit from Limited Partners’ Interest	2.4	—	7.4	—

Income From Continuing Operations	19.1	14.2	87.2	93.2

Income (Loss) from Discontinued Operations - Net	(0.9)	67.2	(0.2)	82.7

Net Income	18.2	81.4	87.0	175.9

Dividends on Preferred Stock	—	—	—	0.4

Earnings Available for Common Stock	$18.2	$81.4	$87.0	$175.5

Average Number of Common Shares Outstanding	76.9	75.4	76.4	75.0

Basic Earnings Per Share of Common Stock	$0.24	$1.08	$1.14	$2.34

Dividends Declared Per Share of Common Stock	$0.25	$0.25	$1.00	$1.00

Actual Number of Common Shares Outstanding	77.0	75.4	77.0	75.4

OPERATING STATISTICS

	Three Months Ended December 31,
(Unaudited)	2004	2003
Operating Revenues (in millions):
Retail Sales of Electricity:
Residential	$76.3	$74.3
Commercial	71.4	78.7
Industrial	29.0	32.8
EGS Transmission	3.7	3.1

Revenues from Retail Sales of Electricity	180.4	188.9
Other	38.1	31.8

Total Operating Revenues	$218.5	$220.7

Megawatt-hours (MWh) Delivered (in thousands):
Residential	932	916
Commercial	1,551	1,529
Industrial	772	811

MWh Delivered	3,255	3,256

MWh Supplied (in thousands):
Residential	700	676
Commercial	858	1,030
Industrial	543	652

MWh Supplied	2,101	2,358

	Twelve Months Ended December 31,
(Unaudited)	2004	2003
Operating Revenues (in millions):
Retail Sales of Electricity:
Residential	$314.1	$302.6
Commercial	308.5	334.9
Industrial	124.2	130.6
EGS Transmission	15.0	12.7

Revenues from Retail Sales of Electricity	761.8	780.8
Other	135.5	122.0

Total Operating Revenues	$897.3	$902.8

MWh Delivered (in thousands):
Residential	3,886	3,759
Commercial	6,522	6,415
Industrial	3,229	3,189

MWh Delivered	13,637	13,363

MWh Supplied (in thousands):
Residential	2,886	2,730
Commercial	3,791	4,352
Industrial	2,388	2,572

MWh Supplied	9,065	9,654